SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 March 31, 1998
                Date of Report (Date of earliest event reported)



                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)



              DELAWARE                 0-23044                  93-0976127
 (State or  other jurisdiction       (Commission               (IRS Employer
         of incorporation)           File Number)           Identification No.)



10802 Parkridge Boulevard, Reston, Virginia                       20191-5416
  (Address of principal executive offices)                        (Zip Code)

                                 (703) 758-6000
              (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets

As previously reported, on March 31, 1998, the Company acquired (the "Acquisition") ARDIS Company ("ARDIS") from Motorola, Inc. ("Motorola"), and combined the ARDIS terrestrial-based business with the satellite-based business operated through its subsidiary AMSC Subsidiary Corporation.

The Acquisition was completed in accordance with a purchase agreement (the "Purchase Agreement") entered into with Motorola on December 31, 1997. As previously reported, subject to certain purchase price adjustment provisions, the Company acquired the stock of ARDIS for a purchase price of $100 million (the "Purchase Price") paid as follows: (i) $50 million in cash, paid at the closing of the Acquisition; (ii) approximately $38 million in shares of the Company's Common Stock, paid at the closing of the Acquisition; and (iii) approximately $12 million in shares of the Company's Common Stock and warrants for shares of the Company's Common Stock only if, at the annual meeting of Company's stockholders, the stockholders approve the issuance of the additional shares and warrants to Motorola. The holders of approximately 76% of Company's Common Stock outstanding and entitled to vote thereon have agreed with Motorola that they will vote for approval of such issuance.

As previously reported, in connection with the Acquisition, the Company and its subsidiaries entered into agreements with respect to three financings and refinancings: (1) $335 million of Units consisting of 12 1/4% Senior Notes due 2008 and Warrants to purchase shares of Common Stock of the Company (the
"Offering"); (2) a $100 million Revolving Credit Facility and a $100 million Term Loan Facility (the "New Bank Financing"); and (3) a $10 million commitment with respect to Motorola vendor financing.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements.

                  Audited financial statements of ARDIS Holding Company, a wholly-owned business of Motorola, Inc. as of December 31, 1997 and 1996 together with the report of the independent auditors thereon. (Filed herewith).

         (b)      Pro Forma Financial Statements.

                  Unaudited pro forma combined balance sheet as if the acquisition occurred on December 31, 1997, and unaudited pro forma combined income statement for the year ended December 31, 1997, as if the acquisition occurred on January 1, 1997 (Filed herewith).

         (c)      Exhibits.

                  10.65 Stock Purchase Agreement for the Acquisition of Motorola ARDIS Acquisition, Inc. and Motorola ARDIS, Inc. by AMSC Acquisition Company, Inc., a Wholly-Owned Subsidiary of American Mobile Satellite Corporation, Dated as of December 31, 1997 (Incorporated by reference to Exhibit 10.65 previously filed with the Report on Form 10-K for the period ending December 31, 1997 (File No. 0-23044)).

                  23.3     Consent of KPMG Peat Marwick LLP.

                  99(16) American Mobile Satellite Corporation Press Release No. 98-7 dated March 31, 1998.

                  99(17) Audited financial statements of ARDIS Holding Company, a wholly-owned business unit of Motorola, Inc. as of December 31, 1996 and 1997 together with the report of the independent public accountants thereon.

                  99(18) Unaudited pro forma combined balance sheet as if the acquisition occurred on December 31, 1997, and unaudited pro forma combined income statements for the year ended December 31, 1997 as if the acquisition occurred on January 1, 1997.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  AMERICAN MOBILE SATELLITE CORPORATION
                                  (Registrant)



Date: April 15, 1998              /s/Randy S. Segal
                                  Randy S. Segal
                                  Secretary








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                                  EXHIBIT INDEX

Exhibit
Number                                      Exhibit

10.65   --          Stock  Purchase  Agreement for the  Acquisition  of Motorola
                    ARDIS  Acquisition,  Inc. and Motorola  ARDIS,  Inc. by AMSC
                    Acquisition  Company,  Inc., a  Wholly-Owned  Subsidiary  of
                    American Mobile Satellite Corporation,  Dated as of December
                    31,  1997   (Incorporated  by  reference  to  Exhibit  10.65
                    previously filed with the Report on Form 10-K for the period ending December 31, 1997 (File No. 0-23044)).

23.3     --         Consent of KPMG Peat Marwick LLP

99(16)    --        American Mobile Satellite Corporation Press Release No. 98-7
                    dated March 31, 1998.

99(17)    --        Audited  financial  statements of ARDIS Holding  Company,  a wholly-owned business of Motorola, Inc. as of December 31, 1996 and 1997 together with the report of independent auditors thereon.

99(18)    --        Unaudited  pro  forma  combined  balance  sheet  as  if  the acquisition had occurred on December 31, 1997 and unaudited pro forma combined income statements for the year ended
                    December 31, 1997 as if the acquisition had occurred on January 1, 1997.